EXHIBIT 10.1

Forward Purchase Agreement	Contrato de Compra e Venda

This Agreement (the “Agreement”) is made as of _4/26/2022      by and between:

CPHARMACEUTICA DISTRIBUIDORA DE PRODUTOS MEDICOS LTDA

STREET: MATO GROSSO 219 SALA 204 - BARRO

PRETO - BELO HORIZONTE - MINAS GERAIS- BRASIL CEP 30.190-081

(“Buyer”)

AND

Allied Corp

112 North Curry Street, Carson City,

NV 89703.

Principal Executive Offices:

1405 St Paul St.

Suite 201

Kelowna, BC ViY9B2

Canada

(“Seller”)

For purposes of this Agreement, Seller and Buyer may from time to time be collectively referred to jointly as the “Parties” or individually referred to singly as a “Party”.

WHEREAS

The Seller is a Corporation incorporated under the laws of the United States with products ready for export to Brazil. The location of the manufacturing facility and the address from which the products will be shipped from is 6900 Riverport Dr, Louisville, KY 40258, United States. (the “Manufacturing Facility”)

The Buyer is a legal entity incorporated under the laws of Brazil and maintains a license to import Seller’s products.

1. Master Agreement for Sale of Product. Unless otherwise specifically agreed in writing between Buyer and Seller, this Forward Purchase Agreement will govern the transaction whereby Buyer agrees to purchase from Seller CBD based retail products to specification, which Seller agrees to deliver to Buyer pursuant to the Delivery Schedule. "Product" means the amount of CBD based retail products that Seller agrees to sell to Buyer and Buyer agrees to buy from Seller under this Forward Purchase Agreement.

Este Contrato (o “Contrato”) é celebrado em XX de 4/26/2022     por e entre:

CPHARMACEUTICA DISTRIBUIDORA DE PRODUTOS MEDICOS LTDA

RUA MATO GROSSO 219 SALA 204 - BARRO

PRETO - BELO HORIZONTE - MINAS GERAIS- BRASIL CEP 30.190-081

(“Buyer”)

AND

Allied Corp

112 North Curry Street, Carson City,

NV 89703.

Principal Executive Offices:

1405 St Paul St.

Suite 201

Kelowna, BC ViY9B2

Canada

(“Seller”)

Para os fins deste Contrato, o Vendedor e o Comprador podem também ser referidos coletivamente como “Partes” ou individualmente referidos como “Parte”.

CONSIDERANDO QUE

O Vendedor é uma Empresa constituída sob as leis dos Estados Unidos com produtos prontos para exportação para o Brasil. A localização da instalação fabril e o endereço de onde os produtos serão enviados é 6900 Riverport Dr, Louisville, KY 40258, United States. (a “Instalação Fabril”)

O Comprador é uma Empresa constituída sob as leis do Brasil e mantém a licença para importar os produtos do Vendedor.

1. Contrato Principal de Venda de Produto. A menos que de outra forma especificamente acordado por escrito entre as Partes, este Contrato de Compra regerá a transação pela qual o Comprador concorda em comprar do Vendedor produtos à base de CBD conforme especificação, que o Vendedor concorda em entregar ao Comprador conforme o Cronograma de Entrega. "Produto" significa a quantidade de produtos à base de CBD que o Vendedor concorda em vender ao Comprador vice-versa sob este Contrato de Compra e Venda.

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2. Terms. NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the Parties agree to all of the following terms herein.

a) Goods to be Sold and Minimum Standards. The CBD based retail products shall be produced to specification that the buyer and seller reasonably agree upon (onward as the “Product”). Seller will provide COA’s (Certificate of Analysis) for the CBD based retail products.

b) Product Uses: the Buyer agrees and represents the Seller that the Product acquired under the terms of this Agreement will be used for medical or scientific purposes only.

c) Price and Quantity. Seller agrees to sell, and Buyer agrees to buy that quantity of CBD based retail products set forth on Exhibit A at the prices set forth on Exhibit A.

d) Taxes, Duties, Import Fees. The Buyer shall be fully responsible for any fees required by law to be remitted (including but not limited to federal, state, provincial or other governing body taxes, import fees, duties, etc., if applicable) and the Seller shall have no responsibility in respect of any failure by the Buyer to properly remit such amounts when due.

e) Failures.

In case of failure by the Buyer to report and pay his contributions or taxes as required by law, and in the event the Seller is held liable for any sums as a result of the Purchase, the Buyer agrees to indemnify and hold harmless the Seller for these sums.

In case of failure of Seller to report and even not forward correct, complete or supporting documents to pay its contributions or taxes due by Law, in the country of origin, Buyer will not bear any retaliation or tax penalties from the competent regulatory bodies of the country of origin, being the sole responsibility of the Seller. Any liens to Buyer in connection with this clause shall be indemnified by Seller who shall hold Seller harmless.

2. Termos. ASSIM SENDO, considerando as promessas e avenças mútuas contidas neste, cuja suficiência é aqui reconhecida, as Partes concordam com todos os seguintes termos aqui contidos.

a) Bens a serem vendidos e padrões mínimos. Os produtos à base de CBD devem ser produzidos conforme as especificações que o Comprador e o Vendedor concordam razoavelmente (a seguir como o "Produto"). O Vendedor fornecerá CoA (Certificado de Análise) para os produtos à base de CBD.

b) Usos do Produto: o Comprador concorda e representa o Vendedor que o Produto adquirido sob os termos deste Contrato será usado apenas para fins médicos ou científicos.

c) Preço e Quantidade. O Vendedor concorda em vender e o Comprador concorda em comprar a quantidade de produtos à base de CBD e seus respectivos preços conforme estabelecido no Anexo A.

d) Impostos, Obrigações, Taxas de Importação. O Comprador será totalmente responsável por quaisquer taxas exigidas por lei a serem remetidas (incluindo, entre outros, impostos federais, estaduais, municipais ou de outros órgãos governamentais, taxas de importação, impostos, etc., se aplicável) e o Vendedor não terá nenhuma responsabilidade em relação a qualquer falha do Comprador em remeter adequadamente esses valores quando devidos.

e) Falhas.

Em caso de falha do Comprador em declarar e pagar suas contribuições ou impostos conforme exigido por lei, e no caso de o Vendedor ser responsabilizado por quaisquer quantias como resultado da Compra, o Comprador concorda em indenizar e isentar o Vendedor para estas somas.

Em caso de falha do Vendedor em relatar e até mesmo não encaminhar os documentos corretos, completos ou comprobatórios para pagar suas contribuições ou impostos devidos por Lei, no país de origem, o Comprador não arcará com quaisquer retaliações ou penalidades fiscais dos órgãos regulamentadores competentes do país de origem, sendo de total reponsabilidade do Vendedor. Qualquer ônus para o Comprador relativo a essa cláusula deverá ser indenizado pelo Vendedor que isentará o Vendedor de qualquer responsabilidade.

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f) Forward Pricing and Seller Compensation. Buyer shall compensate and make payment(s) to Seller under this Agreement and as per the pricing matrix/payment schedule as outlined in Exhibit A to this agreement.

I. Buyer shall make payment(s) directly to Seller by wire transfer, using the wiring instructions furnished to Buyer by Seller, the delivery and receipt of which are hereby acknowledged by Buyer.

II. Should Buyer fail to make payment as required under this agreement, then: (1) Buyer shall be in default under the Agreement; (2) Seller, at its option, may cancel this Agreement and be relieved of any and all obligations herein; (3) Seller may elect to sell the products to another purchaser; (4) Seller shall be entitled to keep Buyer’s first payment as a non-fundable deposit; (5) Seller shall retain any and all legal remedies at law and in equity with respect to the breach of this Agreement.

g) Delivery. “Delivery” shall be accomplished by Seller making products available to Buyer for transport from locations designated by Seller pursuant to the Delivery. The products shall be FOB from the United States Manufacturing Facility from the locations designated by Seller, and all shipping expenses shall be paid by Buyer. Seller shall, upon the request of Buyer, provide Buyer with prospective transportation companies available to transport Products and the approximate transportation expenses charged by said transportation companies to transport products. Buyer shall keep Seller reasonably informed in advance, in writing, of the time, date, transportation company, and names of all persons employed by said transportation company that will be transporting the Products. At the time of Delivery to the carrier, Buyer shall provide Seller with all transportation documents and records related to the transport of the Products. Title to Products shall pass from Seller to Buyer at the commencement of Delivery to the carrier, and Risk of Loss for Products shall also pass from Seller to Buyer at the commencement of Delivery to the carrier or when the Products are first handled by agents, affiliates, or any other party under the contract, control, or employ of Buyer. Buyer shall bear the entirety of the expense of the loading and handling of Products beginning with the commencement of delivery, and Buyer shall obtain commercially reasonable insurance covering the loading, handing, and transportation of Product during Delivery. As the Seller has a high level of knowledge of logistics and transport, the Seller agrees to use every effort to help the Buyer obtain the products into the desired country.

f) Precificação e Compensação do Vendedor. O Comprador deverá compensar e efetuar o(s) pagamento(s) ao Vendedor nos termos deste Contrato e de acordo com a matriz de preços/cronograma de pagamento conforme descrito no Anexo A deste Contrato.

I. O Comprador deverá efetuar o(s) pagamento(s) diretamente ao Vendedor por transferência bancária, usando as instruções fornecidas por este, cuja entrega e recebimento são aqui reconhecidos pelo Comprador.

II. Caso o Comprador não efetue o pagamento conforme exigido por este Contrato, então: (1) o Comprador estará inadimplente nos termos do Contrato; (2) O Vendedor, a seu critério, pode cancelar este Contrato e ficar isento de todas e quaisquer obrigações aqui contidas; (3) O Vendedor pode optar por vender o produto a outro comprador; (4) O Vendedor terá o direito de manter o primeiro pagamento do Comprador como um depósito não reembolsável; (5) O Vendedor deverá reter todos e quaisquer recursos legais em lei e em equidade com relação à violação deste Contrato.

g) Entrega. A “Entrega” será realizada pelo Vendedor disponibilizando os produtos ao Comprador para transporte nos locais designados pelo Vendedor de acordo com a Entrega. Os produtos devem ser FOB da Unidade de Fabricação dos Estados Unidos a partir dos locais designados pelo Vendedor, e todas as despesas de envio serão pagas pelo Comprador. O Vendedor deverá, mediante solicitação do Comprador, fornecer ao Comprador possíveis empresas de transporte disponíveis para transportar Produtos e as despesas de transporte aproximadas cobradas por tais empresas de transporte para transportar produtos. O Comprador deverá manter o Vendedor razoavelmente informado com antecedência, por escrito, da hora, data, empresa de transporte e nomes de todas as pessoas empregadas por essa empresa de transporte que transportará os Produtos. No momento da Entrega ao transportador, o Comprador deverá fornecer ao Vendedor todos os documentos e registros de transporte relacionados ao transporte dos Produtos. A titularidade dos Produtos passará do Vendedor para o Comprador no início da Entrega à transportadora, e o Risco de Perda dos Produtos também passará do Vendedor para o Comprador no início da Entrega à transportadora ou quando os Produtos forem tratados pela primeira vez por agentes, afiliados, ou qualquer outra parte sob o Contrato, controle ou emprego do Comprador. O Comprador arcará com a totalidade das despesas de carregamento e manuseio dos Produtos a partir do início da entrega, e o Comprador deverá obter um seguro comercialmente razoável cobrindo o carregamento, entrega e transporte do Produto durante a Entrega. Como o Vendedor possui um alto nível de conhecimento de logística e transporte, o Vendedor concorda em envidar todos os esforços para ajudar o Comprador a obter os produtos no país desejado.

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h) Mutual Right to Assign. Buyer or Seller may assign some or all of its interest(s) under this Agreement and may delegate some or all of its obligations under this Agreement to any other third party subject to the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that no such assignment or delegation shall relieve the other party of its obligations or liability under this Agreement, and the other party and any third-party assignee under this provision shall thereafter be jointly and severally liable for all obligations, promises, warranties, covenants, and liability contained within or arising out of this Agreement.

i) Limited Warranty. At the time of Delivery, Seller warrants only to Buyer that all Products delivered pursuant to the Agreement will conform to the requirements and allowable variances of this Agreement, and Seller’s warranties shall be enforceable by Buyer, but not Buyer’s customers, except on cases foreseen by Brazilian legislation in which the Seller or Manufacturer will be liable upon. Other than the foregoing express warranty and express promises within this Agreement, the Parties acknowledge and agree that Seller makes no other warranties or representations regarding the condition of the Products and specifically disclaims any express or implied warranty, not specifically covered under the other provisions of this Agreement, regarding the Product’s merchantability, fitness for any particular use, fitness for human or animal consumption, or conformance to any other standard or specification.

j) Seller’s Additional Promises. Seller hereby declares that all information provided or to be provided to Buyer will be true and correct in all material respects. Seller hereby declares that its business entity is an entity which is duly organized, validly existing, and in good standing under the laws of the State of Nevada. Seller avers that it has the authority, pursuant to its Articles of Incorporation to enter into this Agreement and to consummate the transaction provided for herein, and all company action has been taken to approve this Agreement and the transaction contemplated herein. Upon delivery, Seller hereby declares that it has good and marketable title to the Products. Seller hereby declares and Buyer acknowledges that Seller has access to Producers that have all necessary licenses and permits to carry on its business in the ordinary course, and Seller at all times will conduct its business in accordance with all applicable material federal, state and local laws, rules, and regulations.

h) Direito Mútuo de Cessão. O Comprador ou Vendedor pode ceder parte ou a totalidade de sua(s) participação(ões) sob este Contrato e pode delegar algumas ou todas as suas obrigações sob este Contrato a qualquer outro terceiro sujeito ao consentimento prévio por escrito da outra parte, que não deve ser injustificadamente retido; desde que, no entanto, tal cessão ou delegação não isente a outra Parte de suas obrigações ou responsabilidade sob este Contrato, e a outra parte e qualquer terceiro cessionário sob esta disposição serão, a partir de então, solidariamente responsáveis por todas as obrigações, promessas, garantias, convênios e responsabilidades contidos ou decorrentes deste Contrato.

i) Garantia Limitada. No momento da Entrega, o Vendedor garante apenas ao Comprador que todos os Produtos entregues de acordo com o Contrato estarão em conformidade com os requisitos e variações permitidas deste Contrato, e as garantias do Vendedor serão aplicáveis pelo Comprador, mas não pelos clientes do Comprador, exceto nos casos previstos pela Legislação Brasileira pela qual o Vendedor ou Fabricante será responsável. Além da garantia expressa acima e das promessas expressas neste Contrato, as Partes reconhecem e concordam que o Vendedor não oferece outras garantias ou representações em relação à condição dos Produtos e se isenta especificamente de qualquer garantia expressa ou implícita, não especificamente coberta pelas outras disposições deste Acordo, em relação à comercialização do Produto, adequação a qualquer uso específico, adequação ao consumo humano ou animal ou conformidade com qualquer outro padrão ou especificação.

j) Promessas Adicionais do Vendedor. O Vendedor declara que todas as informações fornecidas ou a serem fornecidas ao Comprador serão verdadeiras e corretas em todos os aspectos materiais. O Vendedor declara que sua entidade comercial é uma entidade devidamente organizada, validamente existente e em situação regular de acordo com as leis do Estado de Nevada. O Vendedor afirma que tem autoridade, de acordo com seu Contrato Social, para celebrar este Contrato e consumar a transação aqui prevista, e todas as ações da empresa foram tomadas para aprovar este Contrato e a transação aqui contemplada. Após a entrega, o Vendedor declara que possui o título bom e comercializável dos Produtos. O Vendedor declara e o Comprador reconhece que o Vendedor tem acesso a Produtores que possuem todas as licenças e autorizações necessárias para realizar seus negócios no curso normal, e o Vendedor sempre conduzirá seus negócios de acordo com todas as leis federais, estaduais e locais aplicáveis, regras e regulamentos.

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k) Buyer’s additional promises. Buyer hereby declares that all information provided, to be provided, or that has been provided prior to the execution of this Agreement to Seller has and will continue to be true and correct in all material respects. Buyer’s business entity is a corporation, which is duly organized, validly existing, and in good standing under the laws of Brazil. Buyer hereby declares it has the authority, pursuant to its Articles of Organization, Operating Agreement or other relevant document related to the operation of the Business to enter into this Agreement and to consummate the transaction provided for herein, and all company action has been taken to approve this Agreement and the transaction contemplated herein. Buyer hereby declares that there is no suit, action, arbitration or legal proceeding pending or, to the actual and/or constructive knowledge, threatened, against or affecting Buyer, its Business or any of its Assets. Buyer hereby declares that it has all necessary licenses and permits to carry on its business in the ordinary course, and Buyer at all times will conduct its business in accordance with all applicable material federal, state and local laws, rules and regulations. Buyer represents and warrants that it has the capacity to purchase the Products in the amount, by the time, and through the manner and medium set forth herein.

l) Confidentiality. The Parties agree that the contents of this Agreement shall be kept confidential between the Parties (and their employees, intermediaries and agents) and, except as required by law, shall not be disclosed to any third-party without the express written consent and mutual agreement by the Parties in writing.

m) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of International Court of Arbitration (the “Venue” or “ICC”) , without regard to its conflict of law principles with the exception of the Medical Representations or Warrants as required by Brazilian Legislation. In connection with any litigation arising hereunder, the Parties hereby (i) irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and provincial courts situated in ICC and (ii) irrevocably and unconditionally waive any objection to the laying of venue of any such action or proceeding in any such court and hereby further irrevocably and unconditionally waive and agree not to plead or claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum. This Agreement shall be interpreted in accordance with the Uniform Commercial Code, with expectation of the cases foreseen by Brazilian Legislation and in medical obligations of the Manufacturer or Seller. Both parties waive any claim as to punitive damages against the other Party.

n) Amendments. This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded or canceled in whole or in part, except by written instrument signed by the Parties hereto which makes specific reference to this Agreement, and which specifies that this Agreement is being modified, amended, rescinded or canceled.

k) As promessas adicionais do comprador. O Comprador declara que todas as informações fornecidas, a serem fornecidas ou fornecidas antes da execução deste Contrato ao Vendedor são e continuarão sendo verdadeiras e corretas em todos os aspectos relevantes. A entidade comercial do comprador é uma Empresa devidamente constituída, validamente existente e em situação regular de acordo com as leis do Brasil. O Comprador declara que tem autoridade, de acordo com seu Contrato Social, Contrato Operacional ou outro documento relevante relacionado à operação do Negócio, para celebrar este Contrato e consumar a transação aqui prevista, e todas as medidas da empresa foram tomadas para aprovar este Contrato e a transação aqui contemplada. O Comprador declara que não há processo, ação, arbitragem ou processo legal pendente ou, para o conhecimento real e/ou construtivo, ameaçado, contra ou afetando o Comprador, seus Negócios ou qualquer um de seus Ativos. O Comprador declara que possui todas as licenças e autorizações necessárias para realizar seus negócios no curso normal, e o Comprador sempre conduzirá seus negócios de acordo com todas as leis, regras e regulamentos federais, estaduais e locais aplicáveis. O Comprador declara e garante que tem capacidade para adquirir os Produtos no valor, no momento e pela forma e meio aqui estabelecidos.

l) Confidencialidade. As Partes concordam que o conteúdo deste Contrato será mantido em sigilo entre as Partes (e seus funcionários, intermediários e agentes) e, exceto conforme exigido por lei, não será divulgado a terceiros sem o consentimento expresso por escrito e acordo mútuo pelas Partes por escrito.

m) Lei Aplicável. Este Contrato será regido e interpretado de acordo com as leis de Court of Arbitration (the “Venue” or “ICC”), sem levar em conta seus princípios de conflito de leis, com exceção das Representações Médicas ou Garantias conforme exigido pela Legislação Brasileira. Em conexão com qualquer litígio decorrente deste instrumento, as Partes (i) se submetem irrevogável e incondicionalmente à jurisdição exclusiva dos tribunais federais e provinciais situados em ICC e (ii) renunciam irrevogável e incondicionalmente a qualquer objeção à determinação do foro de qualquer ação desse tipo ou processo em tal tribunal e, por meio deste, renuncia irrevogável e incondicionalmente e concorda em não pleitear ou reivindicar que qualquer ação ou processo instaurado em tal tribunal tenha sido instaurado em um fórum inconveniente. Este Contrato será interpretado de acordo com o Uniform Commercial Code, com expectativa dos casos previstos pela Legislação Brasileira e nas obrigações médicas do Fabricante ou Vendedor. Ambas as partes renunciam a qualquer reclamação de danos punitivos contra a outra Parte.

n) Alterações. Este Contrato não pode ser e não deve ser considerado ou interpretado como modificado, alterado, rescindido ou cancelado no todo ou em parte, exceto por instrumento escrito assinado pelas Partes que faz referência específica a este Contrato e que especifica que este O contrato está sendo modificado, alterado, rescindido ou cancelado.

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o) Severability. If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

p) Waivers. No failure on the part of either Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or a future exercise thereof or the exercise of any other right or remedy granted hereby, or by any related document, or by law. Any failure of a Party to comply with any obligation contained in this Agreement may be waived by the Party in writing.

q) Binding Agreement. This Agreement shall bind the parties hereto, their heirs, administrators, executors, successors, and assigns.

r) Entire Agreement. This Agreement and Exhibit A contain the entire agreement and understanding between the Parties hereto relating to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement may not be assigned by operation of law or otherwise without the express written consent and mutual agreement of the Parties, which consent can be withheld for any or no reason.

s) Force Majeure. No liability shall result from delay in performance or non-performance caused by circumstances beyond the control of the Party affected.

t) Right of First Refusal. Buyer agrees that Seller will be offered the Right of First Refusal for any quantities that Seller intends to purchase. If the Seller cannot supply the quantity desired by the Buyer, the Buyer shall be entitled to purchase the Product from another Seller. Seller will have up to 48 (forty-eight) hours from receipt of the order to inform Buyer whether or not it will be able to fulfill the order.

o) Separabilidade. Se qualquer disposição deste Contrato for declarada inválida ou ilegal por qualquer motivo, então, não obstante tal invalidade ou ilegalidade, os demais termos e disposições deste Contrato permanecerão em pleno vigor e efeito da mesma maneira como se as cláusulas inválidas ou ilegais disposição não estava contida aqui.

p) Renúncias. Nenhuma falha por parte de qualquer uma das Partes em exercer, e nenhum atraso no exercício, de qualquer direito ou recurso previsto neste instrumento deverá funcionar como uma renúncia, nem qualquer exercício único ou parcial de qualquer direito ou recurso previsto neste instrumento impedirá qualquer outro ou um exercício futuro do mesmo ou o exercício de qualquer outro direito ou recurso aqui concedido, ou por qualquer documento relacionado, ou por lei. Qualquer falha de uma Parte em cumprir qualquer obrigação contida neste Contrato pode ser dispensada pela Parte por escrito.

q) Acordo Vinculativo. Este Contrato vinculará as partes, seus herdeiros, administradores, executores, sucessores e cessionários.

r) Total Acordo. Este Contrato e o Anexo A contêm todo o acordo e entendimento entre as Partes em relação ao assunto aqui tratado e substitui todos os outros acordos e entendimentos anteriores, escritos e orais, entre as Partes com relação ao assunto aqui tratado. Este Contrato não pode ser cedido por força de lei ou de outra forma sem o consentimento expresso por escrito e acordo mútuo das Partes, cujo consentimento pode ser negado por qualquer motivo ou nenhum.

s) Força Maior. Nenhuma responsabilidade resultará de atraso no cumprimento ou não cumprimento causado por circunstncias além do controle da Parte afetada.

t) Direito de Preferência. O Comprador concorda que será oferecido ao Vendedor o Direito de Preferência para quaisquer quantidades que este pretenda comprar. Se o Vendedor não puder atender a quantidade desejada pelo Comprador, este terá o direito de comprar o Produto de outro vendedor. O Vendedor terá até 48 (quarenta e oito) horas do recebimento do pedido para informar ao Comprador se terá condições ou não de atender o pedido.

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The Seller

Calum Hughes, CEO of Allied Corp

Name and Title / Nome e Título

The Buyer

Matheus Gimenez Marques da Costa / Direto(rcorporation name)

Name and Title / Nome e Título

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